EXHIBIT C

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the U.S. Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other reporting persons on behalf of each of them of all filings on any Form 3, Form 4, Form 5 or a statement on Schedule 13D or Schedule 13G, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the U.S. Securities Exchange Act of 1934, as amended, with respect to the shares of common stock, par value $0.01 per share, of Montauk Renewables, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to all such Filings. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 3, 2022.

THEVENTHERAN G. GOVENDER

By:	/s/ Theventheran G. Govender
Name: Theventheran G. Govender

DISANT HOLDINGS LP

By: Disant Holdings GP, LLC, its General Partner

By:	/s/ Theventheran G. Govender
Name: Theventheran G. Govender
Title: Sole Manager and Chief Executive Officer